EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17912 of Lawson Products, Inc.) of our reports dated March 11, 2009, with respect to the consolidated financial statements and schedule of Lawson Products, Inc., and the effectiveness of internal control over financial reporting of Lawson Products, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Chicago, Illinois
March 11, 2009